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                                                                     Exhibit 8.1

                                  March 22, 1999


Board of Directors
Foilmark, Inc.
5 Malcolm Hoyt Drive
Newburyport, MA 01950

Ladies and Gentlemen:

         You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of HoloPak Technologies, Inc., a Delaware corporation ("HoloPak"), with and into Foilmark Acquisition Corporation ("Foilmark Sub"), a Delaware corporation and a wholly-owned subsidiary of Foilmark, Inc., a Delaware corporation ("Foilmark" collectively with HoloPak and Foilmark Sub sometimes referred to as the "Companies") as described in that certain Agreement and Plan of Merger by and among Foilmark, Foilmark Sub and HoloPak dated as of November 17, 1998 (the "Merger Agreement"). This opinion is being delivered to you pursuant to Section 9.1(g) of the Merger Agreement. All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed in the Merger Agreement, unless the context otherwise requires.

         In rendering this opinion, we have examined all such certificates, documents and instruments as we have deemed necessary to enable us to render the opinions expressed below. In this respect we have examined originals or photographic, photostatic or certified copies of, among other things, the following:

1.       The Merger Agreement;

2.       The Registration Statement on Form S-4;

3. Certificates of Good Standing and Legal Existence of each of the Companies issued by the Office of the Secretary of the State of Delaware;

4. Such other instruments and documents related to the formation, organization and operation of Foilmark, HoloPak and Foilmark Sub and related to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.



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Board of Directors of Foilmark, Inc.
March 22, 1999
Page 2


         In rendering this opinion, we have relied as to factual matters upon certificates, statements and representations of officers and employees of Foilmark, HoloPak and Foilmark Sub and the representations and warranties of the Companies in the Merger Agreement and the other instruments signed and delivered on behalf of the Companies in connection with the Closing. We are relying on certificates executed by you and by the other Companies to the effect that the representations and warranties of the Companies contained in the Merger Agreement and the Ancillary Agreements are true and correct as of the date hereof, and that the Companies have complied with all conditions and covenants required to be complied with under the Merger Agreement and the Ancillary Agreements. We are assuming that the Merger occurs as contemplated in the Merger Agreement and the Registration Statement.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, the legal capacity of all natural persons executing the documents and the accuracy and completeness of all corporate records made available to us by the Companies.

         We have assumed that you have obtained all necessary approvals and have full authority to consummate the transaction contemplated by the Merger Agreement, including but not limited to all governmental approvals as necessary.

         We have made such examination of federal law as we have deemed relevant for purposes of this opinion, but we have not made any review of the laws of any other jurisdiction. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the laws of the United States.

         The opinions herein expressed are qualified to the extent that the validity and enforceability of any provisions in the Merger Agreement and the Ancillary Agreements or any other agreements as to which an opinion is expressed herein, or any rights granted to you pursuant to any of those agreements, are subject to and affected by (i) principles of public policy, (ii) general equitable principles and (iii) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         For purposes of this opinion, the definitions of the terms "knowledge" and "known" as such terms relate to this firm are based solely on (i) our internal investigation, which consisted solely of a review of our files relating to the transaction, (ii) the knowledge of attorneys who are currently members or employees of this firm who are directly involved in representation of the Companies and (iii) reliance as to matters of fact on representations of the Companies through inquiry of their officers and examination of relevant documents furnished to us through such



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Board of Directors of Foilmark, Inc.
March 22, 1999
Page 3


inquiry, including without limitation the corporate minute books and stock books, Certificates of Incorporation and By-laws of the Companies.

         Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions and limitations set forth herein, we are of the opinion that, for federal income tax purposes:

       1. The Merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

       2. Each of Foilmark, Foilmark Sub and HoloPak will be a "party to the reorganization" within the meaning of Section 386(b) of the Code.

       3. No gain or loss will be recognized by HoloPak Stockholders as a result of the exchange of HoloPak Common Stock for Foilmark Common Stock pursuant to the Merger, although HoloPak Stockholders will recognize income or gain (but not loss) in connection with the receipt of the Cash Payment of $1.42 per share of HoloPak Common Stock tendered, and a HoloPak Stockholder who receives cash in lieu of a fractional share of Foilmark Common Stock will recognize gain or loss with respect to such cash as if the stockholder received the fractional share of Foilmark Common Stock in the exchange and then sold it.

       4. No gain or loss will be recognized by Foilmark, Foilmark Sub or HoloPak as a result of the Merger (except for amounts resulting from any required charge in accounting methods and any income and deferred gain recognized pursuant to the Treasury Regulations used under Section 1502 of the Code).

         We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein. This opinion is limited to the United States federal income tax consequences of the Merger as described in the Merger Agreement. We render no opinion with regard to any state or local tax implications of the transactions contemplated or the tax consequences applicable to any individual shareholder in light of such shareholder's particular circumstances.

         No opinion is expressed with respect to any transaction other than the Merger or with respect to the Merger, if the Merger is not completed in accordance with the Merger Agreement the assumptions contained herein are not accurate.

         The opinions expressed herein are based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. No opinion



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Board of Directors of Foilmark, Inc.
March 22, 1999
Page 4


expressed herein is binding on the U.S. Internal Revenue Service or the Courts. Any change in any applicable laws or the facts and circumstances surrounding the Merger or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

         This opinion is rendered to you in connection with the transactions contemplated by the Merger Agreement and may not be relied upon or furnished to any other person in any context not related to the Merger. This opinion may not be quoted by you in any document, instrument or other writing, in whole or in part, without the prior written consent of this firm.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm and the discussion of such opinion in the Registration Statement, and to the reference to our firm under the headings "Material Federal Income Tax Consequences" and "Legal Opinions" in the Proxy Statement-Prospectus, without admitting that we are "experts" under the Securities Act of 1933 or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                              Very truly yours,

                                              /s/
                                                 ---------------------

                                              Hinckley, Allen & Snyder